Exhibit 99.1

PTAB Rules ESET Failed to Prove that Any Claim of Finjan’s ‘305 Patent is Unpatentable

East Palo Alto, CA – January 30, 2019 – Finjan Holdings, Inc. (NASDAQ: FNJN), and its subsidiary Finjan, Inc. ("Finjan"), announced that on January 24, 2019, the United States Patent & Trademark Office’s (USPTO) Patent Trial and Appeal Board (PTAB) entered a Final Written Decision against ESET, LLC and ESET spol s.r.o (collectively “ESET”). In Inter Partes Review (IPR), Case IPR2017-01738, ESET petitioned for IPR against Finjan’s U.S. Patent No. 7,975,305 (“the ‘305 Patent”) to invalidate all 25 claims of the patent. Following oral arguments, the PTAB entered Final Written Decision under 35 U.S.C § 318 and ordered that “Petitioner [ESET] has not shown, by a preponderance of evidence, that any claim of the ‘305 patent is unpatentable.”
“Finjan’s patents have overcome repeated challenges and the patented inventions have received much praise and industry-wide commercial success. For this reason, Finjan is committed to securing reasonable royalties for its stakeholders, from companies using Finjan’s patented technologies without license, including ESET,” said Julie Mar-Spinola, CIPO of Finjan Holdings. “We appreciate the PTAB’s decision finding Finjan’s ‘305 Patent patentable and, therefore, enforceable.”
Finjan has pending infringement lawsuits or appeals against Palo Alto Networks; Cisco Systems, Inc.; SonicWall, Inc.; Bitdefender and its affiliates; Zscaler, Inc.; Juniper Networks; Check Point and its affiliates; Rapid7, Inc.; Fortinet, Inc.; and Qualys, Inc. relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.
About Finjan Holdings, Inc.
Established 20 years ago, Finjan Holdings, Inc. is a globally recognized pioneer in cybersecurity. Finjan, Inc.'s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements

Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' strategic initiatives to achieve future growth and deliver value to shareholders ; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com